Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated April 18, 2005 relating to the consolidated statements of operations, stockholders’ equity and cash flows of CitiSteel USA, Inc. and Subsidiary for the year ended December 31, 2003 appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the headings “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Philadelphia, Pa

August 4, 2006